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                                                                   EXHIBIT 23(c)









                         CONSENT OF INDEPENDENT AUDITORS





         We consent to the reference to our firms under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of TRW Inc. for the registration of shares of Common Stock, Debt Securities, Common Stock Warrants, Debt Warrants, Stock Purchase Contracts and Stock Purchase Units, and to the incorporation by reference therein of our report dated April 15, 1997, except for Note 2--Accounting Policies, Prior period financial information, as to which the date is May 14, 1999, with respect to the consolidated statements of income, total recognised gains and losses, changes in shareholders' equity and cash flows and related schedule of LucasVarity plc and its subsidiaries for the six months ended January 31, 1997, which report appears in the Form 8-K/A of TRW Inc. dated May 17, 1999.


     /s/ Ernst & Young                                  /s/   KPMG Audit PLC
         ERNST & YOUNG                                        KPMG AUDIT PLC



London, England
October 14, 1999